Exhibit 99.1

Investor Relations Contact: Brian Tanner, Hawaiian Telcom (201) 706-8965 brian.tanner@hawaiiantel.com	Media Contact: Su Shin, Hawaiian Telcom (808) 546-2344 su.shin@hawaiiantel.com

For Immediate Release

Hawaiian Telcom Completes Acquisition of SystemMetrics

Creates Leading Cloud and Colocation Services Provider with Statewide Capabilities

HONOLULU (Monday, September 30, 2013) — Hawaiian Telcom Holdco, Inc. (NASDAQ: HCOM), Hawaii’s leader in integrated communications solutions, today announced that it has completed its acquisition of SystemMetrics Corporation in a cash transaction valued at approximately $16 million, subject to customary working capital adjustments and earn-out provisions.

“We are very excited to close this transaction and take an important step in meeting our goal to be the preeminent data center services provider in the State of Hawaii,” said Eric K. Yeaman, Hawaiian Telcom’s president and CEO.  “The combination of our existing portfolio of business service offerings with SystemMetrics’ enterprise-class colocation and cloud-computing solutions significantly enhances our capabilities and allows us to meet the accelerating demand for these services, and provides the company with a solid platform for future growth.”

The acquisition of SystemMetrics increases the scale and scope of Hawaiian Telcom’s data center operations by adding a state-of-the-art facility in Honolulu with up to 6,500 square feet of data center capacity and room for expansion.  With the addition of SystemMetrics, Hawaii business customers will benefit from the combined strength of both companies’ assets and be able to access an unmatched suite of products and services, and the support of a team of experienced local professionals.

Hawaiian Telcom announced its agreement to acquire SystemMetrics on September 5, 2013.  SystemMetrics, which currently generates annual revenues of approximately $8 million, will become a wholly-owned subsidiary of Hawaiian Telcom Services Company, Inc.

Forward-Looking Statements

In addition to historical information, this release includes certain statements and predictions that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In particular, any statement, projection or estimate that includes or references the words “believes”, “anticipates”, “intends”, “expects”, or any similar expression falls within the safe harbor of forward-looking statements contained in the Reform Act.  There is no assurance that the actual results or potential outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to, Hawaiian Telcom’s ability to maintain its market position in communications services, including wireless, wireline and Internet services; general economic trends affecting the purchase or supply of communication services; world and national events that may affect the ability to provide services; changes in the regulatory environment; any rulings, orders or decrees that may be issued by any court or arbitrator; restrictions imposed under various credit facilities and debt instruments; work stoppages caused by labor disputes; adjustments resulting from year-end audit procedures; and Hawaiian Telcom’s ability to develop and launch new products and services. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Hawaiian Telcom’s 2012 Annual Report on Form 10-K. The information contained in this release is as of September 30, 2013. It is anticipated that subsequent events and developments may cause estimates to change.

About Hawaiian Telcom

Hawaiian Telcom Holdco, Inc. (NASDAQ: HCOM), headquartered in Honolulu, is Hawaii’s leading provider of integrated communications and entertainment solutions for business and residential customers. With roots in Hawaii beginning in 1883, the Company offers a full range of services including voice, video, Internet, data, wireless, and advanced communication and network services supported by the reach and reliability of its network and Hawaii’s only 24/7 state-of-the-art network operations center. With employees statewide sharing a commitment to innovation and a passion for delivering superior service, Hawaiian Telcom provides an Always OnSM customer experience.  For more information, visit www.hawaiiantel.com.